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Exhibit 5.9

Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

                        April 7, 2017

LifePoint Health, Inc.
330 Seven Springs Way
Brentwood, Tennessee 37027

Ladies and Gentlemen:

        We have been retained as local counsel for Pennsylvania law and have been requested to provide an opinion of counsel under Pennsylvania law with reference to PHC-Ashland, L.P., a Pennsylvania limited partnership (the "Subsidiary"), in connection with the Subsidiary's guarantee (the "Debt Guarantee") of the debt securities (the "Debt Securities") to be issued by LifePoint Health, Inc. ("LifePoint"), pursuant to an Indenture (the "Indenture"), between LifePoint and the trustee party thereto, which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to LifePoint's registration statement on Form S-4 (the "Registration Statement") on February 28, 2017. Terms used (but not defined) herein have the meanings assigned to them in the Indenture.

        We have reviewed a form of the Indenture which was filed as an exhibit to the Registration Statement.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the documents, partnership records and certificates of public officials and officers of the Subsidiary described in Exhibit A and have conducted such investigation of law as we have deemed appropriate to give the opinions set forth below. In addition, we have relied as to certain matters of fact upon the representations of the Subsidiary contained in the Indenture and in the Secretary's Certificate of the Subsidiary dated April 7, 2017.

        We have assumed without independent investigation and without opining thereon that the following facts and conclusions are accurate:

  a)
  All signatures on all instruments and documents submitted to us are genuine; all documents and other records submitted to us as originals are authentic and complete; and all documents and other records submitted to us as copies are accurate and complete copies of the originals thereof. No modifications or amendments have been made to forms of the Indenture or Agreement of Limited Partnership since the dates referenced on Exhibit A.

  b)
  With respect to all parties other than the Subsidiary, the Indenture has been duly authorized, executed and delivered by each other party thereto; and each such other party to the Indenture has the requisite power and authority to perform its obligations under the Indenture.

  c)
  None of the representations or warranties in the Indenture or the Registration Statement contain any untrue statement of material fact or omit to state any material fact necessary to make such statements not misleading.

        Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

        1.     The Subsidiary is a limited partnership validly subsisting under the laws of the Commonwealth of Pennsylvania.

        2.     The Subsidiary has the partnership power and capacity to execute and deliver the Indenture and to guarantee the Debt Securities pursuant to the terms of the Indenture and to perform its obligations under the Debt Guarantee.

        3.     The Subsidiary has taken all necessary partnership action to duly authorize the execution, delivery and performance of the Indenture and to guarantee the Debt Securities pursuant to the Indenture.

        The foregoing opinions are subject to the following exceptions, limitations and qualifications:

  a)
  We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

  b)
  In expressing the opinion set forth in paragraph 1, we have relied solely on the Certificate dated April 4, 2017 of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania as to the subsistence of the Subsidiary in the Commonwealth of Pennsylvania.

  c)
  The opinions expressed herein are based upon facts and applicable laws covered by our opinions, each as in existence on this date. We assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may come to our attention or any change in law that may occur. The opinions contained herein are legal opinions only and do not constitute a guaranty or warranty of the matters stated. The opinions are limited to the matters stated, and no opinion is implied or may be inferred beyond the matters expressly stated.

        We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Stradley Ronon Stevens & Young, LLP

EXHIBIT A

Secretary's Certificate of the Guarantor dated April 7, 2017.
Resolutions adopted by unanimous written consent dated May 10, 2016 with respect to execution of the Indenture.

Certificate of Limited Partnership filed on April 9, 2001 and Change of Registered Office filed on July 22, 2005 as certified by the Acting Secretary of the of the Commonwealth of Pennsylvania on March 14, 2011.

Certificate dated April 4, 2017 issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania as to the subsistence of the Guarantor in the Commonwealth of Pennsylvania.

Agreement of Limited Partnership dated June 19, 2001 and Amendment No. 1 to Agreement of Limited Partnership dated as of April 15, 2005 certified in the Secretary's Certificate as being true and correct and in full force and effect.

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  Exhibit 5.9